Exhibit 10.4
[date 1]
PERSONAL AND CONFIDENTIAL
[name and address]
     Dear [name]:
     The Dun & Bradstreet Corporation (the “Company”) considers it essential to the best interests of its shareholders to foster the continued employment of key management personnel. In this connection, the Board of Directors of the Company (the “Board”) recognizes that, as is the case with many publicly held corporations, the possibility of a “Change in Control” (as such term is defined in Section 2) may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company and its shareholders.
     The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company’s management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control.
     In order to induce you to remain in the employ of the Company, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the “Agreement”) in the event your employment with the Company is terminated under the circumstances described below subsequent to a Change in Control. No provision of this letter agreement shall be effective for any purpose whatsoever except upon the occurrence of either a “Potential Change in Control” (as such term is defined in Section 2) or a Change in Control.
     1. Term of Agreement. This Agreement shall commence as of [date 1], and shall continue in effect through [date 2}; provided, however, that commencing on [date 3], and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30th of the preceding year, the Company or you shall have given notice to the other that it or you,

[date 1]

respectively, does not wish to extend this Agreement, provided, however, that no such notice shall be effective if a Change in Control or Potential Change in Control shall have occurred prior to the date of such notice; and provided, further, that if a Change in Control shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four months beyond the month in which such Change in Control occurred.
     2. Change in Control; Potential Change in Control.
(i) No benefits shall be payable hereunder unless there shall have been a Change in Control, as set forth below. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if:
     (a) any “Person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;
     (b) during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than (1) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section; (2) a director designated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control; or (3) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;
     (c) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person holds 20% or more

[date 1]

of the combined voting power of the then outstanding securities of the Company or such surviving entity; or
     (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
(ii) For purposes of this Agreement, a “Potential Change in Control” shall be deemed to have occurred if:
     (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
     (b) any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or
     (c) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
(iii) You agree that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control, you will remain in the employ of the Company until the earliest of (a) a date which is 180 days from the occurrence of such Potential Change in Control, (b) the termination by you of your employment by reason of Disability as defined in Subsection 3(ii), or (c) the date on which you first become entitled under this Agreement to receive the benefits provided in Section 4(iii) below.
     3. Termination Following Change in Control.
(i) General. If any of the events described in Section 2 constituting a Change in Control shall have occurred, you shall be entitled to the benefits provided in Section 4(iii) upon the subsequent termination of your employment during the term of this Agreement unless such termination is (a) because of your death or Disability, (b) by the Company for Cause, or (c) by you other than for Good Reason. If your employment with the Company is terminated prior to a Change in Control at the request of a Person engaging in a transaction or series of transactions that would result in a Change in Control, the twenty-four month period set forth in Section 1 of this Agreement will commence upon the subsequent occurrence of a Change in Control, your actual termination shall be deemed a termination occurring during such twenty-four month period and covered by Section 3 of this Agreement, your Date of Termination shall be deemed to have occurred immediately following the Change in Control, and Notice of Termination shall be deemed to have been given by the Company immediately prior to your actual termination.
(ii) Disability. If, as a result of your incapacity due to physical or mental illness or disability, you shall have been absent from the full-time performance of your duties with the Company for six consecutive months, and within thirty days after written notice of termination is thereafter given you shall not have returned to the full-time performance

[date 1]

of your duties, your employment may be terminated for “Disability”.
(iii) Cause. Termination by the Company of your employment for “Cause” shall mean termination:
     (a) upon the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination (as defined in Subsection 3(v)) by you for Good Reason (as defined in Subsection 3(iv)), after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties;
     (b) upon the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or
     (c) upon your conviction of a felony.
For purposes of this Subsection, no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in this Subsection and specifying the particulars thereof in detail.
(iv) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence after a Change in Control, without your express written consent, of any of the following circumstances unless, in the case of paragraphs (a), (e), (f), (g) or (h), such circumstances are fully corrected prior to the Date of Termination (as defined in Section 3(vi)) specified in the Notice of Termination (as defined in Section 3(v)) given in respect thereof:
     (a) the assignment to you of any duties inconsistent with the position in the Company that you held immediately prior to the Change in Control, or an adverse alteration in the nature or status of your responsibilities or the conditions of your employment from those in effect immediately prior to such Change in Control;
     (b) a reduction by the Company in your annual base salary and/or target bonus and/or perquisites as in effect on the date hereof or as the same may be increased from time to time except for across-the-board perquisites reductions similarly affecting all management personnel of the Company and all

[date 1]

management personnel of any Person in control of the Company;
     (c) the relocation of the Company’s offices at which you are principally employed immediately prior to the date of the Change in Control to a location more than thirty-five miles from such location, except for required travel on the Company’s business to an extent substantially consistent with your business travel obligations prior to the Change in Control; provided, however, that a relocation of the Company’s offices at which you are principally employed immediately prior to the date of the Change in Control to New York City shall not constitute “Good Reason” for purposes of this Agreement;
     (d) the failure by the Company to pay to you any portion of your compensation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date such compensation is due;
     (e) the failure by the Company to continue in effect any material compensation or benefit plan in which you participated immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change in Control;
     (f) the failure by the Company to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company’s life insurance, medical, dental, accident, or disability plans or perquisites in which you were participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the Change in Control;
     (g) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; or
     (h) any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (v) hereof (and, if applicable, the requirements of Subsection (iii) hereof), which purported termination shall not be effective for purposes of this Agreement.
Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any

[date 1]

circumstance constituting Good Reason hereunder.
(v) Notice of Termination. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6. “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.
(vi) Date of Termination, Etc. “Date of Termination” shall mean (a) if your employment is terminated for Disability, thirty days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty day period), or (b) if your employment is terminated pursuant to Subsection (iii) or (iv) hereof or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty days from the date such Notice of Termination is given, and in the case of a termination for Good Reason shall not be less than fifteen nor more than sixty days from the date such Notice of Termination is given; provided, however, that if within fifteen days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement, and shall not be offset against or reduce any other amounts due under this Agreement and shall not be reduced by any compensation earned by you as the result of employment by another employer.
     4. Compensation During Disability or Upon Termination. Following a Change in Control, you shall be entitled to the following benefits during a period of disability, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the term of this Agreement:
(i) During any period that you fail to perform your full-time duties with the Company as a result of incapacity due to physical or mental illness or disability, you shall continue to receive your base salary at the rate in effect at the commencement of any such period,

[date 1]

together with all compensation payable to you under the Company’s disability plan or program or other similar plan during such period, until this Agreement is terminated pursuant to Section 3(ii) hereof. Thereafter, or in the event your employment shall be terminated by reason of your death, your benefits shall be determined under the Company’s retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.
(ii) If your employment shall be terminated by the Company for Cause or by you other than for Good Reason, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.
(iii) If your employment by the Company should be terminated by the Company other than for Cause or Disability or if you should terminate your employment for Good Reason, you shall be entitled to the benefits provided below:
     (a) the Company shall pay to you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, no later than the fifth day following the Date of Termination, plus all other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due;
     (b) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you, at the time specified in Subsection (v), a lump sum severance payment (in addition to the payments provided in paragraphs (c), (d), (e), (f), (g), (h) and (i) below) equal to (1) 300% of the greater of (A) your annual base salary in effect on the Date of Termination or (B) your annual base salary in effect immediately prior to the Change in Control, and (2) 300% of your target bonus with respect to the year in which the Change in Control occurs; your annual base salary and target bonus (as taken into account under the first half of this Subsection (iii)(b)) shall count for three years additional credited service and be included in final average earnings calculations for participants in the Company’s Retirement Account Plan, Supplemental Executive Retirement Plan, Pension Benefit Equalization Plan and any successor or substitute plans thereto;
     (c) in lieu of shares of common stock of the Company (“Common Shares”) issuable upon exercise of outstanding options (“Options”) and stock appreciation rights (“SARs”), if any, granted to you under the Company’s stock incentive plans (which Options and SARs shall be cancelled upon the making of the payment referred to below), the Company shall pay to you, at the time specified in Subsection (v), an amount in cash equal to the product of (1) the excess of, in the case of Options that are incentive stock options (ISOs) under Section 422A of the Internal Revenue Code of 1986 (the “Code”) and SARs related thereto, the closing price of Common Shares as reported on the New

[date 1]

York Stock Exchange on or nearest the Date of Termination (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the Common Shares is highest) and, in the case of all other Options and SARs related thereto, the higher of such closing price or the highest per share price for Common Shares actually paid in connection with any Change in Control, over the per share option price of each Option held by you (whether or not then fully exercisable), and (2) the number of Common Shares covered by each such Option;
     (d) in lieu of Common Shares issuable upon the lapse of restrictions, if any, granted to you under the Company’s stock incentive plans or any successor or substitute plan(s) thereto, the Company shall pay to you, at the time specified in Subsection (v), an amount in cash equal to the product of (1) the closing price of Common Shares as reported on the New York Stock Exchange on or nearest the Date of Termination (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the Common Shares is highest) or the highest per share price for Common Shares actually paid in connection with any Change in Control, whichever is greater (such price, the “Price”), and (2) the number of Common Shares granted to you subject to such restrictions;
     (e) (1) all outstanding performance units awarded to you under the Company’s stock incentive plans, whether or not vested, shall be cancelled, and you shall receive a cash payment equal to the amount you would have earned at a 100% target award valuation; and (2) all outstanding unrestricted stock awarded to you under such plan, whether or not vested, shall be cancelled, and you shall receive a cash payment equal to the product of (A) the number of cancelled unrestricted shares and (B) the Price;
     (f) the Company shall provide you with a cash allowance, at the time specified in Subsection (v), for outplacement counseling and job search activities in the amount of 20% of your annual salary and target bonus as in effect on the Date of Termination but not to exceed a maximum allowance of $100,000; and the Company shall pay to you all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder);
     (g) for a thirty-six month period after such termination, the Company shall arrange to provide you with life and health insurance benefits and perquisites substantially similar to those which you were receiving immediately prior to the Notice of Termination. Notwithstanding the foregoing, the Company shall not provide any benefit otherwise receivable by you pursuant to this paragraph (g) if an equivalent benefit is actually received by you during the thirty-six month period following your termination, and any such benefit actually

[date 1]

received by you shall be reported to the Company;
     (h) at the time specified in Subsection (v), the Company shall pay to you, in lieu of amounts which may otherwise be payable to you under any bonus plan or cash incentive plan (a “Bonus Plan”), an amount in cash equal to (1) your annual target bonus for the year in which the Change in Control occurs, multiplied by a fraction, (A) the numerator of which equals the number of full or partial days in such annual performance period during which you were employed by the Company and (B) the denominator of which is 365, and (2) the entire target bonus opportunity with respect to each performance period in progress under all other Bonus Plans in effect at the time of termination; and
     (i) starting at age 55, you shall receive retiree medical and life benefits from the Company. Such benefits shall be no less favorable than the benefits that you would have received had you, at the time Notice of Termination is given, both (1) attained age 55 and (2) retired from the Company. Notwithstanding the foregoing, any benefit described in the preceding sentence shall constitute secondary coverage with respect to retiree medical and life benefits actually received by you in connection with any subsequent employment (or self-employment) following your termination.
(iv) In the event that you become entitled to any amounts pursuant to Subsections (iii) (b) (c) (d) (e) (f) (g) and (h) of this Article (“Severance Payments”) or to any payments, benefits or distribution (or combination thereof) by the Company, any of its affiliates, one or more trusts established by the Company for the benefit of its employees or by any other entity, either pursuant to this Agreement or otherwise (“Other Payments”), and such Severance Payments or Other Payments will be subject to the tax (“Excise Tax”) imposed by Section 4999 of the Code, (or any similar federal, state or local tax that may hereafter be imposed), the Company shall pay to you at the time specified in Subsection (v) below, an additional amount (the “Gross-Up Payment”) such that the net amount retained by you, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the payment provided for by this Subsection, shall be equal to the Total Payments. For purposes of determining whether any of the Severance Payments or Other Payments will be subject to the Excise Tax and the amount of such Excise Tax, (a) any other payments or benefits received or to be received by you in connection with a Change in Control or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (which, together with the Severance Payments and Other Payments, constitute the “Total Payments”) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company’s independent auditors (and acceptable to you) such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually

[date 1]

rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax; (b) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (1) the total amount of the Total Payments and (2) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (a), above); and (c) the value of any non-cash benefits or any deferred payments or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d) (3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment, you shall repay to the Company within ten days after the time that the amount of such re duction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) within ten days after the time that the amount of such excess is finally determined.
(v) The payments provided for in Subsections (iii)(b), (c), (d), (e), (f) and (h) shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).
(vi) Except as provided in Subsections (iii)(g) and (iii)(i) hereof, you shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit

[date 1]

provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise.
(vii) With respect to the Detrimental Conduct Agreement between you and the Company (the “DCA”), you will not be treated as having “entered into a binding and enforceable written severance agreement with D&B” under the DCA by signing, or entering into, this Agreement, but if you receive any amounts pursuant to Subsections (iii) (b), (c), (d), (e), (f), (g) and (h) of this Article, the DCA shall thereby be deemed of no further force or effect.
(viii) With respect to the Supplemental Executive Benefit Plan of The Dun & Bradstreet Corporation, as such plan applies to you, if you receive any amounts pursuant to Subsections (iii) (b), (c), (d), (e), (f), (g) and (h) of this Article, you shall be deemed to have received the Company’s “consent” under Section 4.3(c) of such plan (relating to the reduction in retirement benefits upon certain terminations of employment).
(ix) With respect to the Supplemental Executive Benefit Plan of The Dun & Bradstreet Corporation, the Pension Benefit Equalization Plan of The Dun & Bradstreet Corporation and the Profit Participation Benefit Equalization Plan of The Dun & Bradstreet Corporation, as such plans apply to you, following a Change in Control, the Compensation and Benefits Committee’s determinations and interpretations of such plans shall be consistent with pre-Change in Control practice, to the extent applicable, and, in the event of any dispute with you regarding your entitlement to benefits under such plans, such determinations and interpretations shall be subject to a de novo standard of review (and shall not be entitled to a deferential standard of review) by any tribunal or adjudicator in connection with any post-Change in Control determination or interpretation of benefit eligibility or entitlement.
     5. Successors; Binding Agreement.
(i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such express assumption and agreement at or prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms to which you would be entitled hereunder if you were to terminate your employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
(ii) This Agreement shall inure to the benefit of and be enforceable by you and your

[date 1]

personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.
     6. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (provided that all notice to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company), or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.
     7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 4 shall survive the expiration of the term of this Agreement.
     8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     10. Prior Agreement. In consideration of the benefits provided hereunder, you agree that all prior agreements with respect to the subject matter contained herein, made between you and The Dun & Bradstreet Corporation have become null and void and of no force or effect.
     11. Entire Agreement. This Agreement sets forth the entire agreement of the

[date 1]

parties hereto in respect of the subject matter contained herein and during the term of this Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.
     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our agreement on this subject.

Sincerely, THE DUN & BRADSTREET CORPORATION
By:
Patricia A. Clifford
Senior Vice President - Human Resources

Agreed to this ___day
of                     , 20___

[name]

[date 1]
PERSONAL AND CONFIDENTIAL
[name and address]
     Dear [name]:
     The Dun & Bradstreet Corporation (the “Company”) considers it essential to the best interests of its shareholders to foster the continued employment of key management personnel. In this connection, the Board of Directors of the Company (the “Board”) recognizes that, as is the case with many publicly held corporations, the possibility of a “Change in Control” (as such term is defined in Section 2) may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company and its shareholders.
     The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company’s management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control.
     In order to induce you to remain in the employ of the Company, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the “Agreement”) in the event your employment with the Company is terminated under the circumstances described below subsequent to a Change in Control. No provision of this letter agreement shall be effective for any purpose whatsoever except upon the occurrence of either a “Potential Change in Control” (as such term is defined in Section 2) or a Change in Control.
     1. Term of Agreement. This Agreement shall commence as of [date 1], and shall continue in effect through [date 2}; provided, however, that commencing on [date 3], and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30th of the preceding year, the Company or you shall have given notice to the other that it or you, respectively, does not wish to extend this Agreement, provided, however, that no such notice shall be effective if a Change in Control or Potential Change in Control shall have occurred prior to the date of such notice; and provided, further, that if a Change in Control shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four months beyond the month in which such Change in Control occurred.
     2. Change in Control; Potential Change in Control.
(i) No benefits shall be payable hereunder unless there shall have been a Change in Control, as set forth below. For purposes of this Agreement, a “Change in Control”

[date 1]

shall be deemed to have occurred if:
     (a) any “Person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;
     (b) during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than (1) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section; (2) a director designated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control; or (3) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;
     (c) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or
     (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
(ii) For purposes of this Agreement, a “Potential Change in Control” shall be deemed to have occurred if:

[date 1]

     (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
     (b) any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or
     (c) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
(iii) You agree that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control, you will remain in the employ of the Company until the earliest of (a) a date which is 180 days from the occurrence of such Potential Change in Control, (b) the termination by you of your employment by reason of Disability as defined in Subsection 3(ii), or (c) the date on which you first become entitled under this Agreement to receive the benefits provided in Section 4(iii) below.
     3. Termination Following Change in Control.
(i) General. If any of the events described in Section 2 constituting a Change in Control shall have occurred, you shall be entitled to the benefits provided in Section 4(iii) upon the subsequent termination of your employment during the term of this Agreement unless such termination is (a) because of your death or Disability, (b) by the Company for Cause, or (c) by you other than for Good Reason. If your employment with the Company is terminated prior to a Change in Control at the request of a Person engaging in a transaction or series of transactions that would result in a Change in Control, the twenty-four month period set forth in Section 1 of this Agreement will commence upon the subsequent occurrence of a Change in Control, your actual termination shall be deemed a termination occurring during such twenty-four month period and covered by Section 3 of this Agreement, your Date of Termination shall be deemed to have occurred immediately following the Change in Control, and Notice of Termination shall be deemed to have been given by the Company immediately prior to your actual termination.
(ii) Disability. If, as a result of your incapacity due to physical or mental illness or disability, you shall have been absent from the full-time performance of your duties with the Company for six consecutive months, and within thirty days after written notice of termination is thereafter given you shall not have returned to the full-time performance of your duties, your employment may be terminated for “Disability”.
(iii) Cause. Termination by the Company of your employment for “Cause” shall mean termination:
     (d) upon the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination (as defined in Subsection 3(v)) by you for Good Reason (as defined in Subsection 3(iv)), after a written demand for substantial performance is delivered to you by the Board, which

[date 1]

demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties;
     (e) upon the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or
     (f) upon your conviction of a felony.
For purposes of this Subsection, no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in this Subsection and specifying the particulars thereof in detail.
(iv) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence after a Change in Control, without your express written consent, of any of the following circumstances unless, in the case of paragraphs (a), (e), (f), (g) or (h), such circumstances are fully corrected prior to the Date of Termination (as defined in Section 3(vi)) specified in the Notice of Termination (as defined in Section 3(v)) given in respect thereof:
     (a) the assignment to you of any duties inconsistent with the position in the Company that you held immediately prior to the Change in Control, or an adverse alteration in the nature or status of your responsibilities or the conditions of your employment from those in effect immediately prior to such Change in Control;
     (b) a reduction by the Company in your annual base salary and/or target bonus and/or perquisites as in effect on the date hereof or as the same may be increased from time to time except for across-the-board perquisites reductions similarly affecting all management personnel of the Company and all management personnel of any Person in control of the Company;
     (c) the relocation of the Company’s offices at which you are principally employed immediately prior to the date of the Change in Control to a location more than thirty-five miles from such location, except for required travel on the Company’s business to an extent substantially consistent with your business travel obligations prior to the Change in Control; provided, however, that a relocation of the Company’s offices at which you are principally employed immediately prior to the date of the Change in Control to New York City shall not constitute “Good Reason” for purposes of this Agreement;

[date 1]

     (d) the failure by the Company to pay to you any portion of your compensation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date such compensation is due;
     (e) the failure by the Company to continue in effect any material compensation or benefit plan in which you participated immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change in Control;
     (f) the failure by the Company to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company’s life insurance, medical, dental, accident, or disability plans or perquisites in which you were participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the Change in Control;
     (g) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; or
     (h) any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (v) hereof (and, if applicable, the requirements of Subsection (iii) hereof), which purported termination shall not be effective for purposes of this Agreement.
Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.
(v) Notice of Termination. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6. “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.
(vi) Date of Termination, Etc. “Date of Termination” shall mean (a) if your employment

[date 1]

is terminated for Disability, thirty days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty day period), or (b) if your employment is terminated pursuant to Subsection (iii) or (iv) hereof or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty days from the date such Notice of Termination is given, and in the case of a termination for Good Reason shall not be less than fifteen nor more than sixty days from the date such Notice of Termination is given; provided, however, that if within fifteen days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement, and shall not be offset against or reduce any other amounts due under this Agreement and shall not be reduced by any compensation earned by you as the result of employment by another employer.
     4. Compensation During Disability or Upon Termination. Following a Change in Control, you shall be entitled to the following benefits during a period of disability, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the term of this Agreement:
(i) During any period that you fail to perform your full-time duties with the Company as a result of incapacity due to physical or mental illness or disability, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under the Company’s disability plan or program or other similar plan during such period, until this Agreement is terminated pursuant to Section 3(ii) hereof. Thereafter, or in the event your employment shall be terminated by reason of your death, your benefits shall be determined under the Company’s retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.
(ii) If your employment shall be terminated by the Company for Cause or by you other than for Good Reason, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus

[date 1]

all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.
(iii) If your employment by the Company should be terminated by the Company other than for Cause or Disability or if you should terminate your employment for Good Reason, you shall be entitled to the benefits provided below:
     (a) the Company shall pay to you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, no later than the fifth day following the Date of Termination, plus all other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due;
     (b) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you, at the time specified in Subsection (v), a lump sum severance payment (in addition to the payments provided in paragraphs (c), (d), (e), (f), (g), (h) and (i) below) equal to (1) 200% of the greater of (A) your annual base salary in effect on the Date of Termination or (B) your annual base salary in effect immediately prior to the Change in Control, and (2) 200% of your target bonus with respect to the year in which the Change in Control occurs; your annual base salary and target bonus (as taken into account under the first half of this Subsection (iii)(b)) shall count for two years additional credited service and be included in final average earnings calculations for participants in the Company’s Retirement Account Plan, Supplemental Executive Retirement Plan, Pension Benefit Equalization Plan and any successor or substitute plans thereto;
     (c) in lieu of shares of common stock of the Company (“Common Shares”) issuable upon exercise of outstanding options (“Options”) and stock appreciation rights (“SARs”), if any, granted to you under the Company’s stock incentive plans (which Options and SARs shall be cancelled upon the making of the payment referred to below), the Company shall pay to you, at the time specified in Subsection (v), an amount in cash equal to the product of (1) the excess of, in the case of Options that are incentive stock options (ISOs) under Section 422A of the Internal Revenue Code of 1986 (the “Code”) and SARs related thereto, the closing price of Common Shares as reported on the New York Stock Exchange on or nearest the Date of Termination (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the Common Shares is highest) and, in the case of all other Options and SARs related thereto, the higher of such closing price or the highest per share price for Common Shares actually paid in connection with any Change in Control, over the per share option price of each Option held by you (whether or not then fully exercisable), and (2) the number of Common Shares covered by each such Option;
     (d) in lieu of Common Shares issuable upon the lapse of restrictions, if

[date 1]

any, granted to you under the Company’s stock incentive plans or any successor or substitute plan(s) thereto, the Company shall pay to you, at the time specified in Subsection (v), an amount in cash equal to the product of (1) the closing price of Common Shares as reported on the New York Stock Exchange on or nearest the Date of Termination (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the Common Shares is highest) or the highest per share price for Common Shares actually paid in connection with any Change in Control, whichever is greater (such price, the “Price”), and (2) the number of Common Shares granted to you subject to such restrictions;
     (e) (1) all outstanding performance units awarded to you under the Company’s stock incentive plans, whether or not vested, shall be cancelled, and you shall receive a cash payment equal to the amount you would have earned at a 100% target award valuation; and (2) all outstanding unrestricted stock awarded to you under such plan, whether or not vested, shall be cancelled, and you shall receive a cash payment equal to the product of (A) the number of cancelled unrestricted shares and (B) the Price;
     (f) the Company shall provide you with a cash allowance, at the time specified in Subsection (v), for outplacement counseling and job search activities in the amount of 15% of your annual salary and target bonus as in effect on the Date of Termination but not to exceed a maximum allowance of $50,000; and the Company shall pay to you all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder);
     (g) for a twenty-four month period after such termination, the Company shall arrange to provide you with life and health insurance benefits and perquisites substantially similar to those which you were receiving immediately prior to the Notice of Termination. Notwithstanding the foregoing, the Company shall not provide any benefit otherwise receivable by you pursuant to this paragraph (g) if an equivalent benefit is actually received by you during the twenty-four month period following your termination, and any such benefit actually received by you shall be reported to the Company;
     (h) at the time specified in Subsection (v), the Company shall pay to you, in lieu of amounts which may otherwise be payable to you under any bonus plan or cash incentive plan (a “Bonus Plan”), an amount in cash equal to (1) your annual target bonus for the year in which the Change in Control occurs, multiplied by a fraction, (A) the numerator of which equals the number of full or partial days in such annual performance period during which you were employed by the Company and (B) the denominator of which is 365, and (2) the entire target bonus opportunity with respect to each performance period in progress

[date 1]

under all other Bonus Plans in effect at the time of termination; and
(i) starting at age 55, you shall receive retiree medical and life benefits from the Company. Such benefits shall be no less favorable than the benefits that you would have received had you, at the time Notice of Termination is given, both (1) attained age 55 and (2) retired from the Company. Notwithstanding the foregoing, any benefit described in the preceding sentence shall constitute secondary coverage with respect to retiree medical and life benefits actually received by you in connection with any subsequent employment (or self-employment) following your termination.
(iv) In the event that you become entitled to any amounts pursuant to Subsections (iii) (b) (c) (d) (e) (f) (g) and (h) of this Article (“Severance Payments”) or to any payments, benefits or distribution (or combination thereof) by the Company, any of its affiliates, one or more trusts established by the Company for the benefit of its employees or by any other entity, either pursuant to this Agreement or otherwise (“Other Payments”), and such Severance Payments or Other Payments will be subject to the tax (“Excise Tax”) imposed by Section 4999 of the Code, (or any similar federal, state or local tax that may hereafter be imposed), the Company shall pay to you at the time specified in Subsection (v) below, an additional amount (the “Gross-Up Payment”) such that the net amount retained by you, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the payment provided for by this Subsection, shall be equal to the Total Payments. For purposes of determining whether any of the Severance Payments or Other Payments will be subject to the Excise Tax and the amount of such Excise Tax, (a) any other payments or benefits received or to be received by you in connection with a Change in Control or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (which, together with the Severance Payments and Other Payments, constitute the “Total Payments”) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company’s independent auditors (and acceptable to you) such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax; (b) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (1) the total amount of the Total Payments and (2) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (a), above); and (c) the value of any non-cash benefits or any deferred payments or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d) (3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate

[date 1]

of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment, you shall repay to the Company within ten days after the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) within ten days after the time that the amount of such excess is finally determined.
(v) The payments provided for in Subsections (iii)(b), (c), (d), (e), (f) and (h) shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).
(vi) Except as provided in Subsections (iii)(g) and (iii)(i) hereof, you shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise.
(vii) With respect to the Detrimental Conduct Agreement between you and the Company (the “DCA”), you will not be treated as having “entered into a binding and enforceable written severance agreement with D&B” under the DCA by signing, or entering into, this Agreement, but if you receive any amounts pursuant to Subsections (iii) (b), (c), (d), (e), (f), (g) and (h) of this Article, the DCA shall thereby be deemed of no further force or effect.

[date 1]

(viii) With respect to the Supplemental Executive Benefit Plan of The Dun & Bradstreet Corporation, as such plan applies to you, if you receive any amounts pursuant to Subsections (iii) (b), (c), (d), (e), (f), (g) and (h) of this Article, you shall be deemed to have received the Company’s “consent” under Section 4.3(c) of such plan (relating to the reduction in retirement benefits upon certain terminations of employment).
(ix) With respect to the Supplemental Executive Benefit Plan of The Dun & Bradstreet Corporation, the Pension Benefit Equalization Plan of The Dun & Bradstreet Corporation and the Profit Participation Benefit Equalization Plan of The Dun & Bradstreet Corporation, as such plans apply to you, following a Change in Control, the Compensation and Benefits Committee’s determinations and interpretations of such plans shall be consistent with pre-Change in Control practice, to the extent applicable, and, in the event of any dispute with you regarding your entitlement to benefits under such plans, such determinations and interpretations shall be subject to a de novo standard of review (and shall not be entitled to a deferential standard of review) by any tribunal or adjudicator in connection with any post-Change in Control determination or interpretation of benefit eligibility or entitlement.
     5. Successors; Binding Agreement.
(i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such express assumption and agreement at or prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms to which you would be entitled hereunder if you were to terminate your employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
(ii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.
     6. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective

[date 1]

addresses set forth on the first page of this Agreement (provided that all notice to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company), or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.
     7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 4 shall survive the expiration of the term of this Agreement.
     8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     10. Prior Agreement. In consideration of the benefits provided hereunder, you agree that all prior agreements with respect to the subject matter contained herein, made between you and The Dun & Bradstreet Corporation have become null and void and of no force or effect.
     11. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of this Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter contained herein.
     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our agreement on this subject.

[date 1]

Sincerely, THE DUN & BRADSTREET CORPORATION
By:
Patricia A. Clifford
Senior Vice President - Human Resources

Agreed to this ___day

of                    , 20___

[name]